Exhibit 99.1

2020 Annual Meeting of Stockholders

Kimco Realty Corporation

April 28, 2020

Hello everyone, and welcome to our first virtual, Annual Shareholder Meeting. I’d like to start by thanking you all for joining us in this new format as we’ve all had to adapt and improvise during these trying times. I am also grateful for your commitment to Kimco and sincerely hope that you and your families are faring well through all of this.

I will begin by highlighting some of our major accomplishments during 2019. And, as you are all acutely aware, the world is quite a different place today than it was at the close of 2019. I’ll then spend a few moments discussing how we’ve responded to the COVID-19 crisis, and how we’re navigating forward. Although the events of the last few months could not have been predicted, the work that we have done over the last several years in fortifying our balance sheet, refining our portfolio and investing in technology, have prepared us well to weather this storm.

We remain focused on executing on our 2020 Vision strategy, which is designed to help us successfully navigate the challenging and rapidly changing retail landscape, even in the unexpected environment we are facing today. That strategy was founded on three key pillars – upgrade the portfolio, unlock the embedded value in the portfolio, and maintain a strong and flexible balance sheet.

Our 2019 operating results were the clearest evidence yet of our steadfast commitment to our 2020 Vision Plan, and they highlight the quality of our refined portfolio, which stands at just over 400 U.S. shopping centers and mixed-use assets comprising over 72 million square feet, concentrated in the top 20 major metropolitan markets.

We achieved three percent growth in same-site net operating income, exceeding the high-end of our guidance range for the year and marking 38 consecutive quarters of positive same-site growth. And we ended the year at all-time highs in overall occupancy at 96.4 percent, and anchor occupancy at 98.9 percent. Spreads on new leases were an impressive 20.8 percent for the year, and the fourth quarter of 2019 was the 24th consecutive quarter where spreads on new leases exceeded 10 percent.

While the industry will likely see change in the years to come, we expect that bricks and mortar real estate will continue to play an integral part of retailers’ strategies. If there’s anything the COVID-19 crisis has taught us, it is that bricks and mortar is still absolutely critical. And over the last several years, we’ve seen many of the most successful retailers use their physical stores as platforms for launching pioneering omnichannel strategies, such as the successful buy-online-pickup-in-store initiative, curbside delivery, and innovations in automation and order fulfillment.

With the right population of assets in our portfolio, our focus shifted to unlocking the highest and best use of our real estate. Through our mixed-use redevelopment platform, we are attracting the “live, work, play” population by adding density, traffic and value to our properties with the addition of other complementary uses like residential and office. Our Signature Series pipeline is producing flagship assets that we expect to be meaningful contributors to our long-term growth.

As we began to mine our portfolio for redevelopment and mixed-use opportunities, we found that the potential for value creation was even greater than we had imagined. We have now secured entitlements for more than 4,500 apartment units, more than 800 hotel keys, and 1.2 million square feet of office space on only eight of our 400-plus assets. While we believe this strategy supports the future of retail, we’re cognizant of the current environment and focused on balancing risk with our cost of capital. When and where it makes responsible fiscal sense, we’ll move ahead with these projects. We also have the option to execute ground leases or sell-off the entitled land if we’re not comfortable undertaking the project ourselves.

In times of change and uncertainty, we find comfort in our balance sheet. During 2019, we redeemed three separate classes of preferred stock totaling $575.0 million with a blended weighted average rate of 5.69 percent, issued $350.0 million of 30-year unsecured bonds with a coupon of 3.70 percent, and raised $200 million through the issuance of 9.5 million shares of common stock at a weighted average net price of $21.03 per share under the company’s ATM program.

As a result of these transactions, we reduced our look through net debt to EBITDA ratio by 30 basis points to 7.2x, and we are proud to be one of only a select few REITs across all sectors with investment grade unsecured debt ratings of BBB+ / Baa1. We also extended our debt maturity profile to 10.6 years, which remains one of the longest in the REIT industry.

As we look towards the future and the long runway of opportunities ahead of us, we have not lost sight of our responsibility to listen to, and engage with, our many stakeholders, including tenants, shoppers, communities, local governments, our associates, and our shareholders. Our 2019 NAREIT “Leader in the Light Award,” our inclusion in Newsweek’s “America’s Most Responsible Companies,” and our addition to the FTSE4Good Index Series were crowning achievements in 2019 that highlight the importance we place on environmental, social, and governance issues.

This philosophy of engaging with all stakeholders is more important than ever given the situation we face today. One of our associates recently shared a quote that I find especially appropriate: “Smooth seas never made a skilled sailor.” With that in mind, I would like to take a minute to discuss how Kimco is navigating the COVID-19 pandemic.

We have developed a comprehensive COVID-19 response program which supports our tenants, the communities where our shopping centers reside and our Kimco associates. We have implemented tenant programs for rent relief and rolled out a nationwide Tenant Assistance Program (TAP) which funds free legal assistance to help our tenants navigate and apply for government-sponsored disaster relief funds. We have supported our local communities by using our shopping center assets to host blood drives, school lunch pick-up programs, lunch donations for front line medical workers and drive-thru COVID-19 testing facilities. And for our associates, we have equipped them with the technology to work comfortably and safely from home and have created an environment where we can stay connected and motivated through this unique period of time. I couldn’t be more proud of the Kimco team than I am today – our associates have fully committed themselves to assisting our tenants, and to supporting our communities and each other.

Furthermore, our refined portfolio is playing a crucial role as 78% of our annual base rent today comes from grocery-anchored shopping centers. These stores, together with other essential retailers, are providing people with continued access to day-to-day necessities. This is especially critical as online resources are also suffering their own challenges in fulfilling orders in a timely manner. Despite what the “new normal” might look like, we believe the grocery-anchored center will remain a staple in the lives of consumers.

As I mentioned previously, our balance sheet serves as a significant source of strength and we proactively expanded our liquidity position during the first quarter of 2020. This included closing on a new $2.0 billion revolving credit facility that doesn’t mature until 2025 at our option, and a new $590 million term loan that we closed in April. With the completion of these recent activities, Kimco now has the largest liquidity level in the entire shopping center sector. We have over $900 million in cash on our balance sheet, $1.3 billion available on our revolving credit facility, and more than 300 unencumbered properties in our portfolio. This offers sufficient capacity to cover the $171.9 million in pro-rata debt maturing in 2020 as we ride out this health crisis.

At some point, this too shall pass. As Milton likes to say, we’ll survive and learn lasting lessons that will enable us to thrive. The decade ahead will undoubtedly bring more change, more challenges, but also more opportunity. We are prepared, with our refined portfolio, streamlined operations, our best-in-class team, and our fortified balance sheet, to embrace the inevitable change, strategically execute on the opportunities we have uncovered, and continue to create vibrant communities that will produce value for our shareholders for years to come.

Safe Harbor Statement

The statements in these remarks state the company’s and management’s intentions, beliefs, expectations or projections of the future and are forward-looking statements. It is important to note that the company’s actual results could differ materially from those projected in such forward-looking statements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, (i) general adverse economic and local real estate conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to the company, (iv) the company’s ability to raise capital by selling its assets, (v) changes in governmental laws and regulations and management’s ability to estimate the impact of such changes, (vi) the level and volatility of interest rates and management’s ability to estimate the impact thereof, (vii) pandemics or other health crises, such as coronavirus disease 2019 (COVID-19), (viii) the availability of suitable acquisition, disposition, development and redevelopment opportunities, and risks related to acquisitions not performing in accordance with our expectations, (ix) valuation and risks related to the company’s joint venture and preferred equity investments, (x) valuation of marketable securities and other investments, (xi) increases in operating costs, (xii) changes in the dividend policy for the company’s common and preferred stock and the company’s ability to pay dividends at current levels, (xiii) the reduction in the company’s income in the event of multiple lease terminations by tenants or a failure by multiple tenants to occupy their premises in a shopping center, (xiv) impairment charges and (xv) unanticipated changes in the company’s intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity. Additional information concerning factors that could cause actual results to differ materially from those forward- looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings. Copies of each filing may be obtained from the company or the SEC.

The company refers you to the documents filed by the company from time to time with the SEC, specifically the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2019, as may be updated or supplemented in the company’s Quarterly Reports on Form 10-Q and the company’s other filings with the SEC, which discuss these and other factors that could adversely affect the company’s results. The company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Certain results presented in these remarks are non-GAAP financial measures. These non-GAAP financial measures are supplemental financial measures and should not be considered alternatives for the company's reported results. The reconciliations of any non-GAAP financial measures presented in these remarks to their most directly comparable GAAP measures are included in Exhibit 99.2 furnished herewith.